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                                    EXHIBIT 1
                                    ---------

                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
                  --------------------------------------------

Each of the undersigned hereby affirms that it is individually eligible to use
Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.

Date: January 25, 1999

                      CITIBANK (New York State)



                      By: /s/ Bernard Zimmer
                         ---------------------------------------------
                         Name:  Bernard Zimmer
                         Title: Vice President and
                                Chief Financial Officer



                      CITICORP



                      By: /s/ George E. Seegers
                         --------------------------------------------
                         Name:  George E. Seegers
                         Title: Vice President and
                                Secretary Pro-Tem



                      CITIGROUP INC.



                      By: /s/ Marla A. Berman
                         --------------------------------------------
                         Name:  Marla A. Berman
                         Title: Assistant Secretary